Exhibit 10.3

ONCOTHYREON INC.

AMENDED AND RESTATED RESTRICTED SHARE UNIT PLAN

Effective February 22, 2007,

as amended and restated on June 12, 2009, October 22, 2009 and December 1, 2011

1. PURPOSE OF THE PLAN. The purpose of this plan (the “Plan”) is to promote the long term success of Oncothyreon Inc. (the “Corporation”) by providing for incentives for future services during the Grant Period in the form of Restricted Share Units (RSUs) to non-employee members of the Board of Directors. The Plan is designed to provide non-employee Directors with additional incentive to further the growth and development of the Corporation and to acquire a proprietary interest in the Corporation through ownership of shares.

2. DEFINITIONS. For purposes of the Plan, the terms contained in this Section 2 have the following meanings:

“Administrator” means such administrator as may be appointed, pursuant to Section 3, by the Board of Directors from time to time to administer the Plan;

“Board of Directors” means the board of directors of the Corporation or, if duly authorized by the Board of Directors in respect of the Plan, a committee of the Board of Directors;

“Business Day” means a day, other than a Saturday or Sunday, on which banking institutions in Seattle, WA or New York, NY are not authorized or obligated by law to close;

A “Change in Control” shall be deemed to have occurred if any person or any group of two or more persons acting jointly or in concert acquires (within the 12 month period preceding the most recent acquisition by such persons), directly or indirectly, or acquires the right to control or direct, the beneficial ownership of stock of the Corporation possessing thirty-five percent (35%) or more of the outstanding total voting power of the securities of the Corporation or any successor to the Corporation, in any manner, including without limitation as a result of a takeover bid or an amalgamation of the Corporation with any other corporation or any other business combination or reorganization, and for purposes hereof “outstanding total voting power of the securities” includes any security other than a debt security carrying a voting right either under all circumstances or under some circumstances that have occurred and are continuing;

“CIC Date” means the date of any Change in Control;

“Corporation” means Oncothyreon Inc. and its successors;

“Effective Date” means for a Grant, the date which the Board of Directors determines will be the date on which the Grant will take effect;

“Fiscal Year” means any fiscal year of the Corporation;

“Grant” means the grant of RSUs allocated to a Participant at any time in accordance with Section 5 hereof;

“Grant Period” means the period established by the Board of Directors in respect of each Grant, which period shall commence on the Effective Date and end on the date designated by the Board of Directors; provided however that such period will not exceed five years;

“Identification Period”, for the purposes of the definition of “Specified Employee”, shall be measured on the basis of the calendar year;

“Insider” has the meaning ascribed thereto in Section 16 of the Securities Exchange Act of 1934, as amended;

“Notice of Grant” refers to the notice delivered in accordance with Section 5 to each Participant under a Grant in connection with the grant thereof that sets out the terms of the Grant in accordance with Section 5;

“Participant” means an individual to whom a Grant has been made;

“Person” means, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee executor, administrator, or other legal representative;

“Plan” means the amended and restated restricted share unit plan as set forth herein and as may be amended from time to time;

“Release Date” means, for a Grant, unless otherwise determined by the Board of Directors, the day which is thirty calendar days following the fifth anniversary of the Effective Date of the Grant;

“Retirement” means, in respect of a Participant, resignation from the Board of Directors;

“RSU” means a restricted share unit allocated to a Participant in accordance with Section 5 which shall upon issuance, in accordance with and subject to the provisions of the Plan, entitle the holder thereof to receive a combination of RSU Shares and cash;

“RSU Share” means a Share delivered to a Participant in accordance with the provisions of the Plan in settlement of an RSU issued to the Participant under the Plan;

“Share” means a common share in the capital of the Corporation;

“Specified Employee” means a Participant who:

(a) is an employee (as opposed to a non-employee member of the Board of Directors);

(b) satisfies the definition in clause 409A(a)(2)(B)(i) of the U.S. Internal Revenue Code (the “Code”) (see below) at any time during the relevant Identification Period; and

(c) terminates employment at any time during the 12 months following the first day of the fourth month following the end of the last preceding Identification Period.

As set forth in section 409A(a)(2)(B)(i) of the Code, a “specified employee” generally is an employee that satisfies one of these three tests at any time in the year:

(i) is one of the top 50 officers (or, if lesser, the greater of 3 or 10% of the employees) of the employer with compensation greater than US $130,000 (as adjusted for inflation);

(ii) is an employee who owns more than 5% of the total stock or the total voting stock of the employer; or

(iii) is an employee with compensation greater than US $150,000 who owns more than 1% of the total stock or the total voting stock of the employer; and

3. ADMINISTRATION. The Board of Directors shall administer the Plan in accordance with its terms. The Board of Directors may, from time to time, subject to the terms of the Plan, delegate to the Administrator, if and to the extent that one is appointed, the whole or any part of the administration of the Plan and shall determine the scope of such delegation and may from time to time revoke or amend any such delegation. For greater certainty, no Administrator need be appointed and, if an Administrator is appointed but ceases to serve at any time and for any reason then a replacement Administrator may (but need not be) appointed. Any decision made by the Board of Directors or the Administrator in carrying out their responsibilities with respect to the administration of the Plan shall be final and binding on all Persons, including the Participants and their legal representatives and beneficiaries.

In addition to the other powers granted to the Board of Directors under the Plan and subject to the terms of the Plan, the Board of Directors shall have full and complete authority to interpret the Plan. The Board of Directors and/or the Administrator may from time to time prescribe such rules and regulations and make all determinations necessary or desirable for the administration of the Plan. In particular, the Board of Directors shall select the Participants to whom it recommends Grants be made and shall determine the amounts and terms of the Grants. Any such interpretation, rule, determination or other act of the Board of Directors and/or the Administrator shall be conclusively binding on all Persons, including the Participants and their legal representatives and beneficiaries.

No member of the Board of Directors (in his/her capacity as an administrator of the Plan as opposed to a Participant under the Plan) or the Administrator shall be liable for any action or determination made in good faith pursuant to the Plan. To the full extent permitted by law (including but not limited to all costs and expenses on a solicitor and client full indemnity basis), the Corporation shall indemnify and save harmless each Person made, or threatened to be made, a party to any action or proceeding by reason of the fact that such Person is or was a member of the Board of Directors (in his/her capacity as an administrator of the Plan as opposed to a Participant under the Plan) or is or was the Administrator and, as such, is or was required or entitled to take action pursuant to the terms of the Plan.

Except as Participants may otherwise be advised by written notice given together with the Notice of Grant, all costs of the Plan, including any administration fees, shall be paid by the Corporation.

4. RSU SHARES SUBJECT TO THE PLAN. The Corporation shall not be required to issue and/or cause to be delivered Shares or issue and/or cause to be delivered certificates evidencing Shares to be delivered pursuant to the Plan unless and until such issuance and delivery can be completed in compliance with the applicable laws, regulations, rules, orders of governmental or regulatory authorities and the requirements of all applicable stock exchanges upon which Shares are listed. The Corporation shall be obligated to take all reasonable action to comply with any such laws, regulations, rules, orders, or requirements. Subject to the foregoing, the Board of Directors may authorize from time to time the issuance by the Corporation of Shares or the purchase of Shares for the benefit of Participants on the open market or by private transaction as required in order to administer the Plan and to fulfill the obligations of the Corporation pursuant to the Plan. At any time, the aggregate number of Shares issued and issuable under Grants shall not exceed the total number of Shares reserved for issuance under the Plan.

5. GRANTS. Subject to the provisions of the Plan, the Board of Directors shall, in it sole discretion and from time to time, determine the Participants to whom Grants will be made under the Plan. The Board of Directors shall also determine, in connection with each Grant, the Effective Date thereof, the number of RSUs to be allocated, the Grant Period applicable thereto, any applicable vesting terms in order for RSUs to be issued and such other terms and conditions (which need not be identical as between any two Grants, whether or not contemporaneous) as the Board of Directors deems appropriate.

The number of RSUs to be allocated to a particular Participant shall equal the quotient of (x) an aggregate U.S. dollar value selected by the Board of Directors divided by (y) the closing price of the Shares as reported by the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market on the date of the Grant, or if no closing price was reported on that date, as applicable, on the last trading date such closing price was reported.

Each Grant shall be evidenced by a written notice (a “Notice of Grant”) to be delivered, along with a copy of this Plan, to the Participant subject to the Grant, which notice will contain the information referred to in Section 5 and such other terms and conditions as the Board of Directors may specify and which notice shall be acknowledged in writing by the Participant. Each Notice of Grant shall state that the Grant is subject to the terms of the Plan and that each RSU issued pursuant to the Grant shall, subject to and in accordance with the terms of the Plan, entitle the Participant to receive one RSU Share.

6. TERMS AND CONDITIONS OF RESTRICTED SHARE UNITS. Certificates need not be issued with respect to RSUs covered by a Grant or RSUs when issued. The Corporation or the Administrator shall maintain records showing the number of RSUs allocated to each Participant under the Plan. Each Participant shall be notified by the Notice of Grant of the number of RSUs covered by a Grant and of the terms and conditions of such Grant, including those described below in this Section 6:

(a) Number of RSUs. Each Notice of Grant shall state the number of RSUs allocated to the Participant and state that each such RSU shall, subject to and in accordance with the terms of the Plan, entitle the Participant to receive one RSU Share;

(b) Issue of RSUs. Subject to paragraphs 6(c) and 6(d), at the time a Grant is made, subject to meeting the vesting and other requirements set forth in the Grant, a Participant shall be allocated the RSUs covered by the Grant (that will generally be issued and settled (on the applicable Release Date) in the form of RSU Shares and cash as specified in the following sentence). On the Release Date, a Participant shall receive: (i) a number of RSU Shares equal to 75% of the applicable RSU Grant (rounded down to the nearest share); and (ii) an amount of cash equal to the product of (x) the closing price of the Corporation’s common stock as reported by the NASDAQ Global Market on the vesting date and (y) the total number of Shares underlying the applicable RSU Grant minus the transfer of Shares actually deliverable on the applicable Release Date pursuant to Section 6(b)(i). If the relevant vesting date does not fall on a day on which the Corporation’s common stock was traded, the Corporation shall use the closing price on the most recent trading day prior to the applicable vesting date.

(c) Right to RSUs in the Event of Death, Retirement or Resignation. Unless otherwise determined by the Board of Directors and subject to the terms set out in the Grant Notice:

(i) In the event of the death of a Participant while a director of the Corporation, and with respect to each Grant to such Participant for which the established Grant Period has not ended and for which RSUs have not otherwise been issued prior to the date of death, all unvested RSUs shall immediately vest and the RSU Shares and cash (as set forth in Section 6(b)) shall be issued by the later of the end of the calendar year of the date of the death or by the 15th day of the 3rd calendar month following the date of the death.

(ii) Subject to:

(A) paragraph 6(d); and

(B) the terms and conditions upon which the Grant was made, including those relating to vesting;

(i) provided the Participant is not a Specified Employee at the date of termination, in the event a Participant’s membership on the Board of Directors terminates for any cause other than death of the Participant, and with respect to the RSUs covered by any Grant to such Participant with respect to which the Release Date has not occurred and for which RSUs have not been issued prior to such termination, the Participant shall receive, subject to and in accordance with the provisions of the Plan, RSUs issued in the form of RSU Shares and cash (as set forth in Section 6(b)) as if the Grant Period had ended. The RSU Shares and cash (as set forth in Section 6(b)) shall be issued by the later of the end of the calendar year of the termination or by the 15th day of the 3rd calendar month following the date of the termination.

(ii) if the Participant is a Specified Employee at the date of termination, in the event a Participant’s membership on the Board of Directors terminates for any cause other than death of the Participant, and with respect to the RSUs covered by any Grant to such Participant with respect to which the Release Date has not occurred and for which RSUs have not been issued prior to such termination, the Participant shall receive, subject to and in accordance with the provisions of the Plan, RSUs issued in the form of RSU Shares and cash (as set forth in Section 6(b)) as if the Grant Period had ended. The RSU Shares and cash (as set forth in Section 6(b)) will be delivered by the 30th day of the date following the date which is six months following the date of termination.

(d) Right to RSUs in the Event of a Change in Control. Notwithstanding any other provision of the Plan, in the event of the occurrence of a Change in Control of the Corporation and with respect to all the Grants that are outstanding for such Participant on the CIC Date, all unvested RSUs shall immediately vest and each Participant who has received any such Grants shall be entitled to receive, on the date which is ten Business Days following the CIC Date, an amount in full settlement of a RSU covered by a Grant, which amount shall be either (i) one Share for each Covered RSU, or (ii) if so specified in a Participant’s written election provided to the Corporation within five Business Days following the CIC Date (provided the Participant has notice thereof), a cash payment equal to the Special Value for each Covered RSU, provided that such Participant is continuously a member of the Board of Directors of the Corporation from the Effective Date of such Grant to the CIC Date.

The term “Special Value” means an amount with respect to each Covered RSU determined as follows:

(i) if any Shares are sold as part of the transaction constituting the Change in Control, the Special Value shall equal the weighted average of the prices paid for those Shares by the acquiror, provided that if any portion of the consideration paid for such Shares by the acquiror is paid in property other than cash, the Board of Directors (as constituted immediately prior to the CIC Date) shall determine that fair market value of such property as of the CIC Date for purposes of determining the Special Value under this paragraph 6(d); and

(ii) if no Shares are sold as part of the transaction constituting the Change in Control, the Special Value shall equal the arithmetic average of the closing prices for the Shares on the Nasdaq Global Market, the Nasdaq Global Select Market or the Nasdaq Capital Market, as applicable, for the five trading days immediately preceding the CIC Date.

The term “Covered RSUs” means, with respect to each Grant that is outstanding on the CIC Date, the number of RSUs that would have been issued to a Participant on the Release Date during the applicable Grant Period and settled in the form of RSU Shares had the Participant continued as a member of the Board of Directors of the Corporation until the Release Date during the applicable Grant Period.

(e) Non-Transferability. The rights or interests of a Participant under the Plan shall not be assignable or transferable, otherwise than by will or the laws governing the devolution of property in the event of death and such rights or interests shall not be encumbered.

(f) RSUs Not Shares. Under no circumstances shall RSUs be considered Shares, nor entitle any Participant to the exercise of voting rights, the receipt of dividends or the exercise of any other rights attaching to ownership of Shares.

7. EFFECTS OF ALTERATION OF SHARE CAPITAL. If at any time during the currency of the Plan:

(a) a dividend is declared upon the Shares payable in Shares of the Corporation; or

(b) any or all of the outstanding Shares are changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of another corporation, whether through an arrangement, amalgamation or other similar statutory procedure, or a share recapitalization, subdivision or consolidation; or

(c) there is any change, other than those specified in paragraphs 7(a) and (b), in the number or kind of outstanding Shares or of any shares or other securities into which such Shares shall have been changed or for which they shall have been exchanged; or

(d) there is a distribution of assets or shares to shareholders of the Corporation out of the ordinary course of business;

then, if the Board of Directors shall in its sole discretion determine such change equitably requires an adjustment in the number of RSUs with respect to which Grants may be made pursuant to the Plan but have not yet been covered by Grants, or the number of RSUs then covered by Grants, or the number of RSUs generally available for Grants under the Plan or the number of RSUs available for Grant under the Plan in any calendar year, then such adjustment may be made by the Board of Directors and shall, subject to any required regulatory or other approval, be effective and binding for all purposes.

No adjustment provided for in this Section 7 will entitle a Participant to be allocated a fractional RSU, or receive a fractional RSU Share or any payment in lieu thereof, and the total adjustment with respect to each RSU shall be limited accordingly.

8. AMENDMENT AND TERMINATION. The Board of Directors may from time to time suspend or terminate the Plan in whole or in part. The Board of Directors of the Corporation may amend the Plan at any time; provided however, that any amendment that may materially and adversely affect any rights previously granted to a Participant under the Plan must be consented to in writing by the Participant or the other person then entitled to exercise such RSU. Examples of the types of amendments to the Plan that the board of directors of the Corporation is entitled to make without shareholder approval include, without limitation: (a) amendments of a “housekeeping” nature; (b) amendments of a typographical, grammatical, clerical nature or of administrative nature of which are required to comply with regulatory requirements; (c) a change to the vesting provisions of a RSU or the Plan; (d) a change to the termination provisions of a RSU or the Plan; and (e) a change to the persons to whom RSUs may be granted which does not have the potential of broadening or increasing Insider participation. Notwithstanding the foregoing, the Plan shall be amended or discontinued, as appropriate, in the manner and to the extent required by law or by the regulations, rules, by-laws or policies of any regulatory authority or stock exchange.

9. MISCELLANEOUS PROVISIONS.

(a) Participation. No non-employee director of the Corporation shall have any claim or right to receive Grants under the Plan, and the Grant and issuance of RSUs under the Plan shall not be construed as giving a Participant any right to continue as a member of the Board of Directors of the Corporation.

(b) Withholding Tax. Notwithstanding any other provision of the Plan, the Board of Directors and/or the Administrator may adopt and apply rules that in its opinion will ensure that the Corporation will be able to comply with applicable provisions of any federal, provincial, state or local law relating to the withholding of tax, including on the amount, if any, included in income of a Participant. The Corporation or the Administrator may withhold from any amount payable to a Participant, either under this Plan, or otherwise, such amount as may be necessary so as to ensure that the Corporation will be able to comply with applicable provisions of any federal, provincial, state or local law relating to withholding of tax or other required deductions, including on the amount, if any, to be included in income of a Participant. The Corporation or the Administrator shall, in this connection, have the right in its discretion to satisfy any such withholding tax liability by retaining or acquiring any Shares which would otherwise be issued or provided to a Participant hereunder, or withholding any portion of any cash amount payable to a Participant hereunder. The Corporation or the Administrator shall also have the right to withhold the delivery of any RSUs and RSU Shares and any cash payment payable to a Participant hereunder unless and until such Participant pays to the Corporation a sum sufficient to indemnify the Corporation for any liability to withhold tax in respect of the amounts included in the income of such Participant as a result of the settlement of RSUs under this Plan, to the extent that such tax is not otherwise being withheld from payments to such Participant by the Corporation or the Administrator.

(c) Acceptance of Terms by Participant. Participation in the Plan by any Participant shall be construed as acceptance of the terms and conditions of the Plan by the Participant and as to the Participant’s agreement to be bound thereby.

(d) Governing Law. The Plan shall be construed in accordance with and governed by the laws of Delaware.

(e) Number, etc. In this Plan, whenever the context so requires, the masculine gender includes the feminine gender and a singular number includes the plural number.

(f) Discretion. Any discretion, power, judgment, decision, election, or choice referred to in this Plan as being available to the Board of Directors, or to any committee of the Board of Directors, or to any Administrator shall be deemed to be an unfettered discretion, power, judgment, decision, election, or choice on the part of the Board of Directors, the committee of the Board of Directors or the Administrator in question.

(g) Severance. Any void, illegal, or unenforceable provisions of this Plan shall not affect the validity or enforceability of the remaining provisions. Any provision which would otherwise be held by a court or tribunal of competent jurisdiction to be void, illegal, or unenforceable shall be deemed to be modified (by reducing its scope, duration or applicability) to the extent necessary to render it valid and enforceable, or if such modification is not possible, then such provisions shall be binding and enforceable and construed without such severed provisions.

10. EFFECTIVE DATE AND TERM OF THE PLAN. The Plan, and any amendments to the Plan, shall become effective upon its or their adoption by the Board of Directors. The Plan shall terminate on the date determined by the Board of Directors in accordance with Section 8 and no Grants may become effective under the Plan after the date of termination, but such termination will not affect any Grants which became effective pursuant to the Plan prior to such termination.